                                                                   EXHIBIT 10.19

                                OPTION AGREEMENT

         This Option Agreement (this "Agreement") is made and entered into effective this 28th day of August 2002, (the "Effective Date"), by and between Saigene Corporation, a Delaware corporation ("Saigene"), on the one hand, and Pacific Biometrics, Inc. a Delaware corporation ("Parent"), and Pacific Biometrics, Inc., a Washington corporation ("Subsidiary"), on the other hand.

                                   RECITALS:

         WHEREAS, Saigene owns certain molecular technology and has entered into an Asset Purchase Agreement, dated as of June 27, 2002, by and among Saigene, Parent and Subsidiary (the "Asset Purchase Agreement," to which this Agreement is attached as Exhibit E), whereby Saigene is selling certain assets to Subsidiary; and

         WHEREAS, as part of the consideration for the Asset Purchase Agreement, Saigene is granting Subsidiary an option to purchase certain of Saigene's other technology and related physical assets on the terms and conditions stated in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

1.0 Option to Purchase.

         1.1 Grant of Option. Subject to the terms and conditions of this Agreement, Saigene hereby grants Subsidiary an option (the "Option") to purchase the technology and assets and assume the liabilities listed in Schedule 1.1. The technology and assets that are the subject of the Option are collectively referred to as the "Assets." Saigene represents and warrants that at the time of the Closing (as hereinafter defined) (i) Saigene will have good and valid title to, or a valid and binding leasehold interest or license in, the Assets free and clear of any encumbrance, lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, covenant or other similar restrictions or third party rights affecting the Assets, (ii) the Assets constitute all of the assets, interests and rights necessary to exploit the technology and intellectual property transferred hereunder, and
(iii) Saigene has, and as of the Closing, will have, complied with all obligations under all leases, licenses, covenants and agreements constituting or relating to any of the Assets or assumed liabilities, and all such leases, licenses, covenants and agreements will be in full force and effect and Saigene is and will be unaware of any defaults or breaches thereunder or circumstances that may give rise to any defaults or breaches thereunder.

         1.2 Term of Option. The Option granted by Saigene to Subsidiary in
Section 1.1 will commence on the Effective Date and will terminate at 4:00 pm (local time in Seattle, Washington) on the first anniversary of the Effective Date (the "Option Period"), after which time it will be of no further force or effect; provided, however, that if Saigene does not remove all encumbrances on the Assets (including, without limitation, those encumbrances set forth on Schedule 1.2 attached hereto) by October 31, 2002, then the Option Period shall be extended by one day for each day in which said encumbrances remain on the Assets beyond October 31, 2002. At any time during the Option Period, PBI shall have the right, but shall not be obligated, to exercise the Option and assume liabilities in addition to those set forth on Schedule 1.1 in the event the encumbrances (including those set forth on Schedule 1.2) have not been removed at the time of exercise of the Option.

         1.3 Consideration for Option. The Purchase Price in the Asset Purchase Agreement is acknowledged to be adequate consideration paid by Parent and Subsidiary for the Option granted under this Agreement.

         1.4 Exercise of Option. In order to exercise the Option, Subsidiary must deliver written notice to Saigene during the Option Period stating Subsidiary's exercise (without condition or qualification) of the Option (the "Option Notice"). In order to be timely, the Option Notice must be received by Saigene before the expiration of the

Option Period. The Option Notice must state Subsidiary's election to pay the Option Price (as defined in Section 1.5) in cash or PBI Stock (as defined in
Section 1.5).

         1.5 Option Price. The purchase price (the "Option Price") for the Assets is, at Subsidiary's election, either (a) Five Million One Hundred Forty Seven Thousand One Hundred Eighteen Dollars ($5,147,118.00), or (b) Five Million One Hundred Forty Seven Thousand One Hundred Eighteen (5,147,118) shares of Parent's common stock ("PBI Stock"). The Option Price will also include the assumption of all liabilities relating specifically to the Assets as set forth on Schedule 1.1, which will be assumed pursuant to an assumption agreement substantially in the form of Exhibit 1. The Option Price will be payable in full upon the Closing of the purchase of the Assets as described in this Agreement.

         1.6 Failure to Exercise Option. If Subsidiary does not properly and timely exercise the Option in accordance with the terms of this Agreement, then after the Option Period ends, Subsidiary will have no further rights under this Agreement including, without limitation, the right to purchase the Assets.

         1.7 Purchase Contract. If Subsidiary timely and properly exercises the Option, then Saigene, Subsidiary, and Parent will immediately begin negotiating in good faith the terms and conditions (in addition to those contained in this Agreement which the parties hereby agree to) of an agreement (the "Purchase Contract") whereby Subsidiary will purchase all of the Assets from Saigene for the Option Price, payable in full at the Closing (as hereinafter defined); provided, however, that irrespective of the parties entering into a definitive Purchase Contract, Saigene shall be obligated to sell the Assets to Subsidiary for the Option Price. The term "Closing" will mean the date, as specified in the Purchase Contract, on which Saigene transfers the Assets to Subsidiary in exchange for the payment in full of the Option Price (in cash or PBI Stock, evidenced by stock certificate(s) issued by Parent). Upon the Closing, Saigene will deliver a Bill of Sale substantially in the form of Exhibit 2.

2.0 Terms of Purchase Contract. The parties acknowledge that the terms of the Purchase Contract set forth in this Agreement (e.g., purchase price, etc.) are agreed upon terms that will be included in the Purchase Contract. The Purchase Contract will also contain typical representations and warranties of the parties concerning the sale of the Assets; however, Parent and Subsidiary acknowledge that because they are simultaneously entering into the Asset Purchase Agreement, which contains full representations and warranties from Saigene about its operations and assets, and Parent and Subsidiary will have the ability to conduct due diligence during the Option Period, the parties will negotiate in good faith regarding the representations and warranties that Saigene will make in the Purchase Contract concerning the Assets; provided, however, that such representations and warranties should not be materially different from those contained in the Asset Purchase Agreement. With regard to the Option Price, any PBI Stock issued to Saigene as part of the Option Price must be fully-paid, non-assessable, and free and clear of all liens and encumbrances (except those imposed by federal and state securities laws).

3.0 General Provisions.

         3.1 Integration; Modification; Waiver. This Agreement, including all exhibits and schedules attached hereto which are incorporated herein, and the Asset Purchase Agreement constitutes and contains the entire agreement and understanding concerning the subject matter between the parties, sets forth all inducements made by any party to any other party with respect to any of the subject matter, and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements or agreements, whether written or oral. Each of the parties acknowledges to each of the other parties that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce it to execute this Agreement, and each of the parties acknowledges that it has not executed this Agreement in reliance on any promise, representation or warranty not contained herein. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No action or failure to act will constitute a waiver of any right or duty under this Agreement, nor will any action or failure to act constitute an approval of, or acquiescence in, any breach. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         3.2 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto and their respective successors or assigns any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement will not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No third party will have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

         3.3 Assignment; Binding Effect; Severability. This Agreement may not be assigned by any party hereto without the other party's written consent; provided, that after the Closing Date a party may transfer its rights and obligations hereunder in connection with a merger or sale of all or substantially all of its assets. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

         3.4 Time of the Essence. All times stated in this Agreement are of the essence.

         3.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (1) mailed by certified or registered mail, return receipt requested, (2) sent by Federal Express or other express carrier, fee prepaid, (3) sent via facsimile with receipt confirmed, or (4) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

           If to Saigene, to:                 Saigene Corporation
                                              Attn: Mr. Ronald R. Helm
                                              220 West Harrison Street
                                              Seattle, WA 98119
                                              Facsimile: (206) 298-9838

           With a copy to:                    Burkhalter, Michaels, Kessler
                                              & George LLP
                                              Attn: Alton G. Burkhalter, Esq.
                                              4 Park Plaza, Suite 850
                                              Irvine, CA 92614
                                              Facsimile: (949) 975-7501

           If to Parent or Subsidiary, to:    Pacific Biometrics, Inc.
                                              Attn: Mr. Paul Kanan
                                              23120 Alicia Parkway #200
                                              Mission Viejo, CA 92692
                                              Facsimile: (949) 588-2788

           With a copy to:                    Westerman Ball Ederer Miller &
                                              Sharfstein LLP
                                              Attn: Neil S. Belloff, Esq.
                                              170 Old Country Road, 4th Floor
                                              Mineola, NY 11501
                                              Facsimile: (516) 622-9212

         3.6 Headings. The subject headings of the sections and subsections of this Agreement are included for convenience of reference only, do not form a part of this Agreement and will not in any way affect the meaning or interpretation of this Agreement or any of its provisions.

         3.7 Authority. The undersigned individuals execute this Agreement on behalf of the respective parties, and represent that they are authorized to enter into and execute this Agreement on behalf of such parties.

         3.8 Further Assurances. The parties agree to execute all instruments and documents of further assurance and will do any and all such acts as may be reasonably required to carry out their obligations and to consummate the transactions contemplated herein.

         3.9 Governing Law; Jurisdiction; Venue. This Agreement will be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to conflicts of laws provisions thereof.

         3.10 Interpretation; Gender. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Whenever in this Agreement the context may so require, the masculine gender will be deemed to refer to and include the feminine and neuter, and the singular will refer to and include the plural, and vice versa.

         3.11 Attorneys' Fees. If any party brings an action, arbitration or other proceeding arising out of or relating to this Agreement (whether founded in tort, contract or equity, or to declare rights hereunder), the Prevailing Party (as hereinafter defined) will be entitled to recover its reasonable attorneys' fees and other costs incurred in the arbitration, action or proceeding (including all appeals and re-trials), in addition to any other relief to which the Prevailing Party may be entitled. The term "Prevailing Party" will include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fees award will not be computed in accordance with any court fee schedule, but will be such as to fully reimburse all attorneys' fees reasonably incurred.

         3.12 Cumulative Rights and Remedies. The rights and remedies in this Agreement will be cumulative, and in addition to, any duties, obligations, rights and remedies otherwise provided by law.

         3.13 Counterparts/Facsimile Signatures. This Agreement may be executed in any number of counterparts, using facsimile signatures, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         3.14 Advice of Counsel. Each party acknowledges and agrees that it has given mature and careful thought to this Agreement and that it has been given the opportunity to independently review this Agreement with its own independent legal counsel.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

         SAIGENE:                             Saigene Corporation, a Delaware
                                              corporation

                                              By: /s/ Allan G. Cochrane
                                                  ------------------------------
                                                  Allan G. Cochrane, President

         PARENT:                              Pacific Biometrics, Inc., a
                                              Delaware corporation

                                              By: /s/ Paul Kanan
                                                  ------------------------------
                                                   Paul Kanan, President

         SUBSIDIARY:                          Pacific Biometrics, Inc., a
                                              Washington corporation

                                              By: /s/ Paul Kanan
                                                  ------------------------------
                                                  Paul Kanan, President